Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  August 3, 2016

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 2.02	Results of Operations and Financial Condition.

On August 4, 2016, we issued a press release and held a conference call regarding our financial results for the quarter ended June 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 3, 2016, we entered into a new Employment Agreement with our Chief Financial Officer, Phillip K. Marshall. His previous employment agreement expired in June 2016. The new agreement has a term of two years, commencing on August 1, 2016, and provides for an annual base salary of $262,500 for the first year of the term and $275, 000 for the second year. The agreement also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. Under the terms of the agreement, Mr. Marshall is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

A copy of the Employment Agreement is included as Exhibit 10.1 to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement

99.1	Press release of RCI Hospitality Holdings, Inc. dated August 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: August 5, 2016	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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